Exhibit 10.1

Form of Exchange Agreement

November 16, 2017

Array BioPharma Inc.

3200 Walnut Street

Boulder, Colorado 80301

Re:                                   Array BioPharma Inc. Exchange of 3.00% Convertible Senior Notes
due 2020 (CUSIP 04269X AA3)

Ladies and Gentlemen:

The undersigned investor (the “Investor”), for itself and on behalf of the beneficial owners listed on Exhibit A.1 hereto (“Accounts”) for whom the Investor holds contractual and investment authority (each, including the Investor if it is a party exchanging notes, an “Exchanging Investor”) hereby agrees to exchange, with Array BioPharma Inc. (the “Company”) 3.00% Convertible Senior Notes due 2020, CUSIP 04269X AA3 (the “Old Notes”) it beneficially owns for 2.625% Convertible Senior Notes due 2024 (the “2024 Notes”) and shares of the Company’s Common Stock, par value $0.001 per share (the “Exchange Shares”) in the amounts set forth in and pursuant to the terms and conditions of this Exchange Agreement.  No cash will be paid to any Exchanging Investor in respect of any accrued and unpaid interest on the Old Notes; provided that, with respect to all Old Notes exchanged pursuant to this Exchange Agreement, the Company shall make its regularly scheduled interest payment on December 1, 2017 pursuant to the indenture governing the Old Notes. The Investor understands that this exchange (the “Exchange”) is being made without registration of the 2024 Notes or the Exchange Shares under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction, and the 2024 Notes and the Exchange Shares are only being offered to “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act) that are also “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in reliance on a private placement exemption from registration under the Securities Act.  The Exchange is described in and made pursuant to the Preliminary Private Placement Circular, dated on or about November  15, 2017, the Pricing Term Sheet, dated November 16, 2017 (collectively, the “Private Placement Documents”) and the Final Private Placement Circular, to be dated on or around November 20, 2017 (the “Final Private Placement Document”).

1.                                      Exchange Consideration.  Subject to the terms and conditions of this Exchange Agreement, Investor hereby agrees to exchange, and to cause the other Exchanging Investors to exchange, an aggregate principal amount of the Old Notes set forth on the signature page hereto for the consideration in the amount and form as follows (the “Consideration”):

•                  2024 Notes: $1,000 in principal amount of 2024 Notes for each $1,000 principal amount of Old Notes; and

•                  Exchange Shares: A number of Exchange Shares per $1,000 principal amount of Old Notes (with the aggregate number of Exchange Shares delivered to each

Exchanging Investor in respect of all of its Old Notes validly submitted for exchange rounded down to the nearest whole Exchange Share) equal to the Share Exchange Amount for the Reference Date.

“VWAP Trading Day” means a day during which (i) trading in the Company’s common stock generally occurs on the principal U.S. national or regional securities exchange or market on which the Company’s common stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption event. If the Company’s common stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“VWAP Market Disruption Event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which the Company’s common stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. New York City time on any Scheduled Trading Day for the Company’s common stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Company’s common stock or in any options contracts or futures contracts relating to the Company’s common stock.

“Exchange Value” means, for the Reference Date, a U.S. dollar amount equal to the excess of (x)(i) the product of                         (1) multiplied by the Daily VWAP for such VWAP Trading Day, plus (ii)                 (2), over (y) $1,000.

“Share Exchange Amount” means, for the Reference Date, a number of shares of the Company’s common stock equal to the quotient of the Exchange Value for such VWAP Trading Day divided by the Daily VWAP for such VWAP Trading Day.

“Reference Date” means November 17, 2017; provided that, if such day is not a VWAP Trading Day, then the Reference Date will be the first Scheduled Trading Day following November 17, 2017, excluding November 23, 2017 and November 25, 2017, until one VWAP Trading Day has occurred, which shall be deemed the Reference Date.

“Daily VWAP” means, for the Reference Date, the per share volume weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page ARRY <equity>AQR in respect of the period from the scheduled open of trading on the principal trading market for the Company’s common stock to the scheduled close of trading on such market on such VWAP Trading Day, or if such volume-weighted average price is unavailable, or in the case of such other consideration, the market value of one share of the Company’s common stock (or

(1)  NTD: To be the sum of the conversion rate and the exchange additional shares.

(2)  NTD: To be the exchange premium amount.

of such other consideration) on such VWAP Trading Day as the Company determines in good faith using, if reasonably practicable, a volume-weighted method.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place of payment or other location are authorized or obligated by law or executive order to close.

“Scheduled Trading Day” means a day that is scheduled to be a VWAP Trading Day.

If a VWAP Market Disruption Event occurs on the Reference Date, pursuant to the Exchange Value and the indenture governing the Old Notes, no additional interest will be paid to the holders of Old Notes exchanged as a result of such VWAP Market Disruption Event.

The Exchange shall occur in accordance with the procedures described in Section 3 hereof.

2.                                      The Closing.  The closing of the Exchange (the “Closing”) shall take place at the offices of Latham & Watkins LLP at 10:00 a.m. New York City time on the ninth business day immediately following the Reference Date, expected to be December 1, 2017 (the “Closing Date”), or at such other time and place as the Company may designate by notice to the Investor.

3.                                      Exchange.  Subject to the terms and conditions of this Exchange Agreement, the Investor hereby, for itself and on behalf of each Exchanging Investor, sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in such portion of the Old Notes as is indicated on Exhibit A.1 hereto, waives any and all other rights with respect to such Old Notes, and releases and discharges the Company from any and all claims the Investor and the Accounts may now have, or may have in the future, arising out of, or related to, such Old Notes, including, without limitation, any claims arising from any existing or past defaults, or any claims that the Investor or any Exchanging Investor is entitled to receive additional interest with respect to the Old Notes.

The Depository Trust Company (“DTC”) will act as securities depository for the Exchange Shares and the 2024 Notes.  On or prior to 9:00 a.m. New York City time on the Closing Date, the Investor agrees to direct the eligible DTC participant through which each Exchanging Investor holds a beneficial interest in the Old Notes to submit a one-sided withdrawal instruction through DTC’s Deposits and Withdrawal at Custodian (“DWAC”) program to Wells Fargo Bank, National Association (the “Old Notes Trustee”), for the aggregate principal amount of the Old Notes to be exchanged pursuant to this Exchange Agreement (the “DWAC Withdrawal”).

(i) On or prior to 9:00 a.m. New York City time on the Closing Date, the Investor will submit, through the DWAC Online System of American Stock Transfer & Trust Company, LLC, acting as the Company’s Transfer Agent for its common stock (the “Transfer Agent”), a deposit instruction for the aggregate number of Exchange Shares (the “Exchange Shares DWAC Deposit”) and (ii) on or prior to 9:00 a.m. New York City time on the Closing Date, the Investor agrees to direct the eligible DTC participant through which each Exchanging Investor previously held a beneficial interest in the Old Notes (or any other DTC participant of its choosing) to submit a deposit instruction to The Bank of New York Mellon Trust Company, N.A. (the “2024 Notes Trustee”), for the aggregate principal amount of 2024 Notes (the “2024 Notes DWAC Deposit”), in each case, to be exchanged pursuant to this Exchange Agreement, or comply with such other settlement procedures mutually agreed in writing by the Investor and the Company.  The Exchange Shares and the 2024 Notes will not be delivered until a valid DWAC Withdrawal of the Old Notes has been received by the Old Notes Trustee.  In the event the Closing does not occur, any Old Notes submitted for DWAC Withdrawal will be returned to the DTC participant that submitted the withdrawal instruction in accordance with the procedures of DTC.

The Investor acknowledges and understands that other investors are participating in similar exchanges, each of which contemplates a DWAC Withdrawal, an Exchange Shares DWAC Deposit, and a 2024 Notes DWAC Deposit. The Company intends to complete the Exchange Shares DWAC Deposit and the 2024 Notes DWAC Deposit concurrently for all investors who have submitted valid DWAC Withdrawals, Exchange Shares DWAC Deposits and 2024 Notes DWAC Deposits by the deadline above. In the event that the Investor complies with the deadline above for the DWAC Withdrawal and other investors do not, the Company will use its commercially reasonable best efforts to ensure that the Exchange Shares and 2024 Notes are delivered to the Investor pursuant to the Exchange Shares DWAC Deposit and the 2024 Notes DWAC Deposit on the Closing Date. However, in the event that such Exchange Shares and 2024 Notes are not delivered on the Closing Date, they will be delivered on the business day immediately following the Closing Date.

On the Closing Date, subject to satisfaction of the conditions precedent specified in this Exchange Agreement, the prior receipt of a valid (a) DWAC Withdrawal conforming with the aggregate principal amount of the Old Notes to be exchanged, (b) Exchange Shares DWAC Deposit and (c) the 2024 Notes DWAC Deposit, and the immediately preceding paragraph, the Company hereby agrees to (i) issue the Exchange Shares, and direct the Transfer Agent to accept the Exchange Shares DWAC Deposit conforming with the aggregate number of Exchange Shares to be issued in the Exchange and deliver the Exchange Shares (or comply with such other settlement procedures mutually agreed in writing by the Investor and the Company) to the DTC account specified in Exhibit A.1 to this Exchange Agreement; and (ii) execute the 2024 Notes, and direct the 2024 Notes Trustee to authenticate and, by acceptance of the 2024 Notes DWAC Deposit, deliver, the 2024 Notes (or comply with such other settlement procedures mutually agreed in writing by the Company and the 2024 Notes Trustee), in each case to the DTC account specified on Exhibit A.1 to this Exchange Agreement.  If (x) the 2024 Notes Trustee or Transfer Agent is unable to locate the DWAC Withdrawal, Exchange Shares DWAC Deposit or 2024 Notes DWAC Deposit or (y) the DWAC Withdrawal, Exchange Shares DWAC Deposit or 2024 Notes DWAC Deposit does not conform with the Old Notes, the Exchange Shares or the 2024 Notes, respectively, to be exchanged or issued, as applicable, pursuant to this Exchange Agreement, the Company will promptly notify the Investor. If, because of the occurrence of an event described in either clause (x) or (y), the Exchange Shares and 2024 Notes are not delivered on the Closing Date, they will be delivered on the business day following the Closing Date on which the 2024 Notes Trustee or Transfer Agent is able to locate the DWAC Withdrawal, Exchange Shares DWAC Deposit or 2024 Notes DWAC Deposit (in the case of clause (x)), or the DWAC Withdrawal, Exchange Shares DWAC Deposit or 2024 Notes DWAC Deposit conforms with the Old Notes, the Exchange Shares or the 2024 Notes, respectively (in the case of clause (y)).

All questions as to the form of all documents and the validity and acceptance of the Old Notes, the Exchange Shares and the 2024 Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding.

All authority herein conferred or agreed to be conferred in this Exchange Agreement shall survive the dissolution of the Investor and any representation, warranty, undertaking and obligation of the Investor hereunder shall be binding upon the trustees in bankruptcy, legal representatives, successors and assigns of the Investor.

4.                                      Representations and Warranties of the Company. The Company represents and warrants to the Exchanging Investors that:

(a)                                 The Company is duly formed and validly existing under the laws of the State of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets.

(b)                                 The Exchange Shares, when issued, delivered and paid for in the manner set forth in this Exchange Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Exchange Shares will not be subject to any preemptive or similar rights.

(c)                                  The 2024 Notes have been duly authorized and, when issued, authenticated and delivered in the manner provided for in the indenture to be dated as of the Closing Date between the Company and the 2024 Notes Trustee (the “Indenture”) and in this Exchange Agreement, will be validly issued, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity, and will be entitled to the benefits of the Indenture; and the 2024 Notes will conform to the description thereof set forth in the Private Placement Documents and the Final Private Placement Document in all material respects.

(d)                                 The Indenture has been duly authorized by the Company and, when duly authorized, executed and delivered in accordance with its terms by the 2024 Notes Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity; and the Indenture will conform to the description thereof contained in the Private Placement Documents and the Final Private Placement Document in all material respects.

(e)                                  Upon issuance and delivery of the 2024 Notes pursuant to the Indenture and this Exchange Agreement, the 2024 Notes will be convertible at the option of the holders thereof into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms of the 2024 Notes and the Indenture.  The Company has reserved a sufficient number of shares of Common Stock for issuance upon conversion of the 2024 Notes and, when such shares of Common Stock are issued upon conversion of the 2024 Notes in accordance with the terms of the 2024 Notes and the Indenture, such shares will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights.

(f)                                   Assuming the accuracy of the representations and warranties of the Investor, made on behalf of itself and the Exchanging Investors, the issuance of the Exchange Shares and the 2024 Notes in book-entry form through DTC in exchange for the Old Notes pursuant to this Exchange Agreement is exempt from the registration requirements of the Securities Act and the Exchange Shares and the 2024 Notes to be delivered to the Accounts pursuant to this Exchange Agreement will not be subject to restrictions on transfer under the Securities Act (and will not bear any restrictive legends).

(g)                                  Assuming the accuracy of the representations and warranties of the Investor, made on behalf of itself and the Exchanging Investors, it is not necessary to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(h)                                 If required by NASDAQ rules, the Company will file a Listing of Additional Shares notification with NASDAQ prior to the issuance of the Exchange Shares included in the Consideration on the Closing Date.

(i)                                     The Company is not and, after giving effect to the transactions contemplated by this Exchange Agreement, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

5.                                      Representations and Warranties of the Investor.  The Investor hereby, for itself and on behalf of the Exchanging Investors, represents and warrants to and covenants with the Company that:

(a)                                 The Investor, for itself and on behalf of the Exchanging Investors, has full power and authority to exchange, sell, assign and transfer the Old Notes exchanged hereby and to enter into this Exchange Agreement and perform all obligations required to be performed by the Investor hereunder.

(b)                                 Each of the Exchanging Investors has been the beneficial owner of the Old Notes set forth on Exhibit A.1 continuously since at least November 1, 2017 and is the current beneficial owner of such Old Notes.  When the Old Notes are exchanged, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances.  The Old Notes exchanged hereby are not subject to any adverse claims, rights, proxies, powers of attorney, transfer order or other authority.

(c)                                  The Exchange will not (A) contravene any law, rule or regulation binding on the Investor or any of the Exchanging Investors or any investment guideline or restriction applicable to the Investor or any of the Exchanging Investors, or (B) constitute a breach or violation or result in a default under the organizational documents of the Investor or any Exchanging Investor or any material loan agreement, mortgage, lease or other agreement or instrument to which the Investor or any Exchanging Investor is a party or by which it is bound.

(d)                                 The Investor and each Exchanging Investor is a resident of the jurisdiction set forth on Exhibit A.1 attached to the Exchange Agreement.

(e)                                  The Investor and each Exchanging Investor will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor or any of the Exchanging Investors purchases (or acquires pursuant to the Exchange) or sells Exchange Shares or 2024 Notes and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which the Investor or any of the Exchanging Investors is subject or in which the Investor or any Exchanging Investor makes such purchases, acquisitions or sales, and the Company shall have no responsibility therefor.

(f)                                   The Investor and each Exchanging Investor has received a copy of the Private Placement Documents.  The Investor and each Exchanging Investor acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Exchange other than as contained in this Exchange Agreement, the Private Placement Documents and the Final Private Placement Document, and the information given by the Company’s duly authorized officers and employees in connection with the Investor or any of the Exchanging Investors’ examination of the Company and the terms of the Exchange, the Consideration. Neither the Company nor J. Wood Capital Advisors LLC (“JWCA”) takes any responsibility for, or can provide any assurance as to the reliability of, any other information that others may provide to the Investor or any Exchanging Investor.

(g)                                  The Investor and each Exchanging Investor understands and accepts that the 2024 Notes and Exchange Shares to be acquired in the Exchange involve risks, including those described or incorporated by reference in the Private Placement Documents.  The Investor and each Exchanging Investor has such knowledge, skill and experience in business, financial and investment matters that the Investor and each Exchanging Investor is capable of evaluating the merits and risks of the Exchange and an investment in the Exchange Shares and the 2024 Notes.  With the assistance of each Exchanging Investor’s own professional advisors, to the extent that the Exchanging Investor has deemed appropriate, each Exchanging Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Exchange Shares and the 2024 Notes and the consequences of the Exchange and this Exchange Agreement.  Each Exchanging Investor has considered the suitability of the Exchange Shares and the 2024 Notes as an investment in light of its own circumstances and financial condition and the Investor and each Exchanging Investor is able to bear the risks associated with an investment in the Exchange Shares and the 2024 Notes.

(h)                                 The Investor confirms that it and each Exchanging Investor is not relying on any communication (written or oral) of the Company, JWCA or any of their respective affiliates as investment advice or as a recommendation to participate in the Exchange and receive the Consideration in exchange for Old Notes.  It is understood that information provided in the Private Placement Documents or the Final Private Placement Document or by the Company,

JWCA or any of their respective affiliates shall not be considered investment advice or a recommendation with respect to the Exchange, and that neither the Company, JWCA nor any of their respective affiliates is acting or has acted as an advisor to the Investor or any Exchanging Investor in deciding whether to participate in the Exchange and to exchange Old Notes for the Consideration.

(i)                                     The Investor confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Exchange Shares and the 2024 Notes or (B) made any representation to the Investor or any Exchanging Investor regarding the legality of an investment in the Exchange Shares and the 2024 Notes under applicable investment guidelines, laws or regulations.  In deciding to participate in the Exchange, the Investor and each Exchanging Investor is not relying on the advice or recommendations of the Company or JWCA and the Investor and each Exchanging Investor has made its own independent decision that terms of the Exchange and the investment in the Exchange Shares and the 2024 Notes is suitable and appropriate for the Investor and each Exchanging Investor.

(j)                                    The Investor and each Exchanging Investor is familiar with the business and financial condition and operations of the Company and the Investor and each Exchanging Investor has had the opportunity to conduct its own investigation of the Company, the Exchange Shares and the 2024 Notes.  The Investor and each Exchanging Investor has had access to the Securities and Exchange Commission (“SEC”) filings of the Company and such other information concerning the Company, the Exchange Shares and the 2024 Notes as it deems necessary to enable it to make an informed investment decision concerning the Exchange.  The Investor and each Exchanging Investor has been offered the opportunity to ask questions of the Company and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Exchange.

(k)                                 Subject to and without limitation of the Company’s obligations under Section 7 of this Exchange Agreement, the Investor acknowledges and understands that (A) at the time of Closing, the Company may be in possession of non-public information that may be material and not known to the Investor or any Exchanging Investors and that may impact the value of the Old Notes, the 2024 Notes and the Exchange Shares which the Company is unable to disclose to the Investor or any Exchanging Investor, (B) as a result and based on its experience, the Investor and the Exchanging Investors may be subject to a disparity of information with the Company, and (C) the Company and its directors, officers, employees, agents, stockholders and affiliates shall have no liability to the Investor or any Exchanging Investor whatsoever due to or in connection with the Company’s use or non-disclosure of such non-public information or otherwise as a result of the Exchange contemplated hereby, and the Investor hereby irrevocably waives any claim that it or any Exchanging Investor might have based on the failure of the Company to disclose such non-public information.

(l)                                     The Investor and each Exchanging Investor understands that no federal or state agency has passed upon the merits or risks of an investment in the Exchange Shares and the 2024 Notes or made any finding or determination concerning the fairness or advisability of this investment.

(m)                             Each Exchanging Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act and it and any account for which it is acting is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.  The Investor agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Exchange.

(n)                                 Neither the Investor nor any Exchanging Investor is directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company and is, nor has been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company (an “Affiliate”). To the knowledge of the Investor, no Exchanging Investor acquired the Old Notes, directly or indirectly, from an Affiliate of the Company within the past year.

(o)                                 Each Exchanging Investor is acquiring the Exchange Shares and the 2024 Notes solely for such Exchanging Investor’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Exchange Shares or the 2024 Notes.  The Investor and each Exchanging Investor understands that the Exchange Shares and the 2024 Notes have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Investor and the Exchanging Investors and the accuracy of the other representations made by the Investor, for itself and on behalf of each Exchanging Investor, in this Exchange Agreement.  The Investor and each Exchanging Investor understands that the Company is relying upon the representations and agreements contained in this Exchange Agreement (and any supplemental information) for the purpose of determining whether the Exchange meets the requirements for such exemptions.

(p)                                 The Investor acknowledges that the terms of the Exchange have been mutually negotiated between the Investor and the Company.

(q)                                 The Investor acknowledges it and each Exchanging Investor understands that the Company intends to pay JWCA a fee in respect of the Exchange.

(r)                                    The Investor will, upon request, execute and deliver, for itself and on behalf of any Exchanging Investor, any additional documents deemed by the Company, the Old Notes Trustee, the 2024 Notes Trustee or the Transfer Agent to be necessary or desirable to complete the exchange, assignment and transfer of the Old Notes exchanged hereby.

(s)                                   The Investor understands that, unless the Investor notifies the Company in writing to the contrary at or before the Closing, each of the Investor’s representations and warranties, on behalf of itself and each Exchanging Investor, contained in this Exchange Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor and each Exchanging Investor.

(t)                                    The Investor was given a meaningful opportunity to negotiate the terms of the Exchange.

(u)                                 The Investor’s and each Exchanging Investor’s participation in the Exchange was not conditioned by the Company on the Investor or any Exchanging Investor’s exchange of a minimum principal amount of Old Notes for the Consideration.

(v)                                 Neither the Investor nor any Exchanging Investor has an ownership interest equal to or greater than either 5% of the number of shares of Common Stock of the Company or 5% of the voting power outstanding of the Company, in each case, before the initial issuance of the securities issued in the Exchange.

(w)                               The Investor had a sufficient amount of time to consider whether to participate in the Exchange and neither the Company nor JWCA put any pressure on the Investor to respond to the opportunity to participate in the Exchange.

(x)                                 No later than one (1) business day after the date hereof, the Investor agrees to deliver to the Company settlement instructions substantially in the form of Exhibit A.1 attached to the Exchange Agreement for each of the Exchanging Investors.

(y)                                 The Investor acknowledges and agrees that it and each Exchanging Investor has not transacted, and will not transact, in any securities of the Company, including, but not limited to, any hedging transactions, from the time the Investor was first contacted by the Company or JWCA with respect to the transactions contemplated by this Exchange Agreement until after the confidential information disclosed to the Investor (as described in the confirmatory wall-crossing email received by the Investor from JWCA on  November  15, 2017) is made public or is not deemed to be material by the Company prior to the Release Time (as defined in Section 7 herein).

(z)                                  The Investor acknowledges and agrees that JWCA has not acted as a financial advisor or fiduciary to the Investor or any Exchanging Investor and that JWCA and its respective directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC filings and make no representation or warranty to the Investor or any Exchanging Investor, express or implied, with respect to the Company, the Old Notes, the 2024 Notes or the Exchange Shares or the accuracy, completeness or adequacy of the information provided to the Investor or any Exchanging Investor or any other publicly available information, nor shall any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor or any Exchanging Investor.

(aa)                          If the Investor is exchanging any Old Notes and acquiring the 2024 Notes and the Exchange Shares as a fiduciary or agent for one or more accounts (including any Accounts that are Exchanging Investors), it represents that (i) it has sole investment discretion with respect to each such account, (ii) it has full power to make the foregoing representations, warranties and covenants on behalf of such account, and (iii) it has contractual authority with respect to each such account.

6.                                      Conditions to Obligations of the Investor and the Company.  The obligations of the Investor to deliver (or cause to be delivered) the Old Notes and of the Company to deliver the Consideration are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations and warranties of the Company contained in Section 4 hereof and of the Investor, for itself and on behalf of the Exchanging Investors, contained in Section 5 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing.  The obligation of the Company to deliver the Consideration is further subject to the conditions precedent set forth in Section 3 hereof and the prior receipt by the Company of a valid (a) DWAC Withdrawal conforming with the aggregate principal amount of the Old Notes to be exchanged, (b) Exchange Shares DWAC Deposit and (c) the 2024 Notes DWAC Deposit, each through the DWAC program in accordance with this Exchange Agreement.

7.                                      Covenant and Acknowledgment of the Company.  (A) As of the date hereof, (x) the Company is not aware of any material non-public information regarding the Company, other than any material non-public information relating to the Exchange and (y) all reports and other documents filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended, when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, other than, any material facts with respect to information regarding the Exchange, material non-public information not known to the Investor or any Exchanging Investor that may impact the value of the Old Notes, the 2024 Notes, and the Exchange Shares that the Company is unable to disclose to the Investor or any Exchanging Investor, or any information referred to in the wall-crossing email referenced in Section 5(y) and (B) the Company hereby agrees to publicly disclose on or before 8:30 a.m., New  York City time (the “Release Time”), on the first business day after the date hereof, the exchange of the Exchanged Notes as contemplated by this Exchange Agreement in a press release; provided that (i) if the Exchange does not take place and/or (ii) the Company believes, in good faith, that there is no legal requirement to publicly disclose information about the Exchange, no press release will be required.  The Company hereby acknowledges and agrees that as of the Release Time the Company will disclose all confidential information to the extent the Company believes such confidential information constitutes material non-public information, if any, with respect to the Exchange or that was otherwise communicated by the Company to the Investor or any Exchanging Investor in connection with the Exchange.  For the avoidance of doubt, the Company may be aware of material non-public information regarding the Company at the time of each Closing that has not been communicated to the Investor or any Exchanging Investor.  The Company will, on the first business day following the final Closing, file a Current Report on Form 8-K publicly disclosing the exchange of the Exchanged Notes as contemplated by this Exchange Agreement.

8.                                      Waiver, Amendment.  Neither this Exchange Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

9.                                      Assignability.  Neither this Exchange Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Investor without the prior written consent of the other party.

10.                               Taxation.  The Investor acknowledges that, if an Exchanging Investor is a United States person for U.S. federal income tax purposes, either (i) the Company must be provided with a correct taxpayer identification number (“TIN”) (generally a person’s social security or federal employer identification number) and certain other information on a properly completed and executed Internal Revenue Service (“IRS”) Form W-9, which is provided herein on Exhibit B attached to the Exchange Agreement, or (ii) another basis for exemption from backup withholding must be established.  The Investor further acknowledges that, if an Exchanging Investor is not a United States person for U.S. federal income tax purposes, the Company must be provided the appropriate properly completed and executed IRS Form W-8, attesting to that non-U.S. Exchanging Investor’s foreign status and certain other information, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended.  The Investor further acknowledges that any Exchanging Investor may be subject to 30% U.S. federal withholding or 28% U.S. federal backup withholding on certain payments made to such Exchanging Investor unless such Exchanging Investor properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding.

11.                               Waiver of Jury Trial.  THE INVESTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS EXCHANGE AGREEMENT.

12.                               Governing Law.  This Exchange Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state’s rules concerning conflicts of laws that might provide for any other choice of law.

13.                               Section and Other Headings.  The section and other headings contained in this Exchange Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Exchange Agreement.

14.                               Counterparts.  This Exchange Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. Delivery of an executed signature page to this Exchange Agreement by facsimile or other electronic transmission (including .pdf format) shall be effective as delivery of a manually executed counterpart hereof.

15.                               Notices.  All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by nationally recognized overnight courier service or by registered or certified mail, return receipt requested, postage prepaid to the following addresses, or in the case of the Investor, the address provided on the signature page below (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Array BioPharma Inc. 3200 Walnut Street Boulder, Colorado 80301 Attn: Chief Financial Officer With a copy to: Array BioPharma Inc. 3200 Walnut Street Boulder, Colorado 80301 Attn: General Counsel

16.                               Binding Effect.  The provisions of this Exchange Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

17.                               Notification of Changes.  The Investor hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the Exchange pursuant to this Exchange Agreement which would cause any representation, warranty, or covenant of the Investor, made on behalf of itself and each Exchanging Investor, contained in this Exchange Agreement to be false or incorrect.

18.                               Severability.  If any term or provision of this Exchange Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Exchange Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

19.                               Reliance by JWCA and Financial Advisor.  JWCA, acting as financial advisor to the Company, may rely on each representation and warranty of the Company and the Investor made on behalf of itself and each Exchanging Investor herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to JWCA.  JWCA shall be a third-party beneficiary of this Exchange Agreement to the extent provided in this Section 19.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Exchange Agreement as of the date first written above.

Investor:

By
Name:
Title:

Aggregate principal amount of the Old Notes: $

The offer to exchange Old Notes for the Consideration as set forth above is confirmed and accepted by the Company.

ARRAY BIOPHARMA INC.

By
Name:
Title:

Exhibit A.1

Exchanging Investor Information

Exchanging Investor	Aggregate Principal Amount of Old Notes	DTC Participant Name	DTC Participant Number

Investor Address:

Telephone:

Country of Residence:

Taxpayer Identification Number:

Account for 2024 Notes

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

FFC Account #:

Account # at Bank/Broker:

Account for Exchange Shares (if different from 2024 Notes)

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

FFC Account #:

Account # at Bank/Broker:

Exchanging Investor Address:

Telephone:

Country of Residence:

Taxpayer Identification Number:

EXHIBIT A.2

Exchange Procedures

NOTICE TO INVESTOR

Attached are Investor Exchange Procedures for the settlement of the exchange of 3.00% Convertible Senior Notes due 2020, CUSIP 04269 XAA3 (the “Old Notes”) of Array BioPharma Inc. (the “Company”) for a combination of the Company’s 2.625% Convertible Senior Notes due 2024 (the “2024 Notes”) and shares of the Company’s common stock, par value $0.001 per share (the “Exchange Shares”) pursuant to the Exchange Agreement, dated as of November 16, 2017, between you and the Company which is expected to occur on December 1, 2017.  To ensure timely settlement, please follow the instructions for exchanging your Old Notes for 2024 Notes and Exchange Shares as set forth on the following page.

These instructions supersede any prior instructions you received.  Your failure to comply with the attached instructions may delay your receipt of 2024 Notes and Exchange Shares for your Old Notes.

If you have any questions, please contact              of                                   at             or               .

Thank you.

Delivery of Notes

You must direct the eligible DTC participant through which you hold a beneficial interest in the Old Notes to post on December 1, 2017, no later than 9:00 a.m., New York City time, one-sided withdrawal instructions through DTC via DWAC for the aggregate principal amount of Old Notes (CUSIP/ISIN # 04269 XAA#/US04269XAA37) set forth in Exhibit A.1 of the Exchange Agreement to be exchanged for 2024 Notes and Exchange Shares.  It is important that this instruction be submitted and the DWAC posted on December 1, 2017.

To receive Exchange Shares and 2024 Notes

You must direct your eligible DTC participant through which you wish to hold a beneficial interest in the Exchange Shares and 2024 Notes to be issued upon exchange to post on December 1, 2017, no later than 9:00 a.m., New York City time, a one-sided deposit instruction through DTC via DWAC for a number of Exchange Shares and 2024 Notes equal to the Consideration per $1,000 principal amount of the Old Notes (CUSIP/ISIN # 04269 XAA#/US04269XAA37) set forth in Exhibit A.1 of the Exchange Agreement.  It is important that this instruction be submitted and the DWAC posted on December 1, 2017.

Closing

On December 1, 2017, after the Company receives your Old Notes and your delivery instructions as set forth above, and subject to the satisfaction of the conditions to Closing as set forth in your Exchange Agreement, the Company will deliver your 2024 Notes and Exchange Shares in respect of your Old Notes exchanged in accordance with the delivery instructions above.

Exhibit B

Under U.S. federal income tax law, a holder who exchanges Old Notes for the Consideration generally must provide such holder’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (attached hereto) or otherwise establish a basis for exemption from backup withholding.  A TIN is generally an individual holder’s social security number or a holder’s employer identification number.  If the correct TIN is not provided, the holder may be subject to a $50 penalty imposed by the IRS.  In addition, certain payments made to holders may be subject to U.S. backup withholding tax (currently set at 28% of the payment).  If a holder is required to provide a TIN but does not have the TIN, the holder should consult its tax advisor regarding how to obtain a TIN.  Certain holders are not subject to these backup withholding and reporting requirements.  Non-U.S. Holders generally may establish their status as exempt recipients from backup withholding by submitting a properly completed applicable IRS Form W-8 (available from the Company or the IRS at www.irs.gov), signed, under penalties of perjury, attesting to such holder’s exempt foreign status.  U.S. backup withholding is not an additional tax.  Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld.  If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.  Holders are urged to consult their tax advisors regarding how to complete the appropriate forms and to determine whether they are exempt from backup withholding or other withholding taxes.